Exhibit 99.1
PROFESSIONAL CONSULTING AGREEMENT
     The parties to this Professional Consulting Agreement (this “Agreement”) are GRAHAM Corporation, a Delaware corporation with offices at 20 Florence Avenue, Batavia, New York 14020 (the “Company”), and J. Ronald Hansen, an individual residing at 9295 Fargo Road, Stafford, New York 14143 (the “Consultant”). This Agreement is made and executed as of the 2d day of July, 2008.
RECITALS
     A. The Company is engaged in the business of designing and building vacuum and heat transfer equipment.
     B. The Consultant is a highly experienced financial and human resources executive with significant knowledge and experience directly relating to the business of the Company.
     C. The Company desires to engage the Consultant, and the Consultant desires to accept such engagement, upon the terms and conditions set forth below.
     In consideration of these recitals and the mutual covenants and agreements contained in this Agreement, the Company and the Consultant agree as follows:
     1. Engagement. The Company hereby engages the Consultant to provide such consulting services as the Company may from time to time request. The Consultant hereby accepts such engagement and agrees to provide such consulting services, subject to the terms and conditions of this Agreement.
     2. Term and Termination. This Agreement and the Consultant’s engagement shall be from August 1, 2008 through January 31, 2009 (the “Term”). Thereafter, this Agreement shall automatically terminate, except as specifically set forth herein.
     3. Consultant’s Duties.
          (a) Professional Services. The Consultant shall, during the Term of this Agreement, provide the Company with up to 104 hours per month of professional consulting services, all as the Company may from time to time request (the “Services”). The Consultant shall, in good faith use his best efforts to perform the Services. The Consultant shall provide invoices to the Company in the amounts and pursuant to the payment arrangements set forth in the attached Schedule A attached hereto.
          (b) Personnel. The Consultant shall not utilize any third party to perform any portion of the Services without the express written consent of the Company.
          (c) Health and Safety. At all times while performing Services at any Company location, the Consultant will comply with all applicable Company health, safety, security and environmental procedures, policies and guidelines.
          (d) Fees, Permits, Insurance, etc. The Consultant shall provide for, secure, and/or be solely responsible for any and all required fees, permits, Workers’ Compensation coverage, Unemployment Insurance, Disability Insurance, Social Security contributions, income tax withholding and any other insurance or taxes, including but not limited to federal and state taxes, for any person performing the Services pursuant to this Agreement, including the Consultant and any employee of the Consultant.

          (e) Non-discrimination. The Consultant will comply with all applicable equal employment opportunity and non-discrimination requirements, including but not limited to those prescribed by Executive Order 11246, the Rehabilitation Act, and the Vietnam Era Veterans’ Readjustment Assistance Act.
          (f) Meetings and Consultation with the Company. The Consultant shall be required to attend regularly scheduled meetings, or unscheduled meetings on reasonable notice, when necessary to coordinate and perform the Services. The Consultant shall make himself available at all reasonable times to consult with appropriate representatives of the Company concerning any Services performed or to be performed by the Consultant under this Agreement.
     4. Reports and Records.
          (a) Reports. Upon the reasonable request of the Company, the Consultant shall prepare and submit draft reports and final reports to the Company as part of the Services.
          (b) Records. The Consultant will maintain books, records, and other documentation reasonably necessary to enable the Company to evaluate the Consultant’s compliance with this Agreement. All books and records prepared, maintained or retained by the Consultant pursuant to this Agreement shall be provided to the Company at the conclusion of this Agreement. All of Consultant’s records pertaining to this Agreement shall be made available to the Company and its representatives for inspection upon reasonable notice at any time during the Consultant’s regular business hours.
     5. Covenants of Consultant. The Consultant acknowledges that: (i) the business of the Company and its affiliates, as currently conducted and as conducted from time to time throughout the Term of this Agreement (collectively, the “Business”), is conducted by and is proposed to be conducted on a world wide basis (the “Company’s Market”); (ii) the Business involves providing design, engineering and manufacture of certain vacuum and heat transfer equipment, including but not limited to steam condensers, steam jet ejectors, shell and tube heat exchangers, plate and frame heat exchangers, Heliflow heat exchangers, liquid ring vacuum pumps and rotary piston pumps; (iii) the Company and its affiliates have developed trade secrets and confidential information concerning the Business; and (iv) the agreements and covenants contained in this Section 5 are essential to protect the Business. In order to induce the Company to enter into this Agreement, the Consultant covenants and agrees that:
          (a) Agreement Not to Compete. During the Term of this Agreement and for a period of twelve (12) months thereafter (such period of time hereinafter the “Restricted Period”), neither the Consultant nor any entity of which 2% or more of the beneficial ownership is held by the Consultant or a person related to the Consultant by blood or marriage (a “Controlled Entity”) will, anywhere in the Company’s Market, directly or indirectly own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in, whether as a proprietor, partner, stockholder, director, officer or employee, any business which competes in the Company’s Market with the Business as such Business was conducted, or such other business as the Company had plans to conduct or had taken material steps toward conducting during the Term (a “Competitive Business”), without the prior written consent of the Company. Notwithstanding any other provisions of this Agreement, the Consultant may make a passive investment in any publicly-traded company or entity in an amount not to exceed 1% of the voting stock of any such company or entity.

          (b) Agreement Not to Interfere In Business Relationships. (i) During the Restricted Period, neither the Consultant nor any Controlled Entity will directly or indirectly solicit, induce or influence any customer, or any other person which has a business relationship with the Company or any affiliate, or which had on the date of this Agreement such a relationship with the Company or any affiliate, to discontinue or reduce the extent of such relationship with the Company or any affiliate in the Company’s Market without the prior written consent of the Company. (ii) During the Restricted Period, neither the Consultant nor any Controlled Entity will (A) directly or indirectly recruit, solicit or otherwise induce or influence any shareholder or employee of the Company or any of its affiliates to discontinue such employment or other relationship with the Company or any affiliate without the prior written consent of the Company, or (B) employ or seek to employ, or cause or permit any Competitive Business to employ or seek to employ any person who is then (or was at any time within six months prior to the date the Consultant or the Competitive Business employs or seeks to employ such person) employed by the Company or any affiliate without the prior written consent of the Company.
          (c) Confidentiality. During the Restricted Period, neither the Consultant nor any Controlled Entity will directly or indirectly disclose to anyone, or use or otherwise exploit for the Consultant’s or any Controlled Entity’s own benefit or for the benefit of anyone other than the Company, any confidential information, including, without limitation, any confidential “know-how”, trade secrets, customer lists, details of customer contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans and new personnel acquisition plans of the Company or any affiliate related to the Business or any portion or phase of any scientific, engineering or technical information, design, process, procedure, formula, improvement, discovery, invention, machinery or device of the Company or any affiliate that is not generally known to the competitors of the Company whether or not in written or tangible form (hereinafter referred to as “Confidential Information”). The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by the Consultant or a Controlled Entity or any agent or other representative thereof. Neither the Consultant nor any Controlled Entity shall have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure is required by law; provided, however, that in the event disclosure is required by law, the Consultant or the Controlled Entity concerned shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order. It is understood that in any subsequent engagement, the Consultant may use his ordinary skill and non-confidential knowledge. The Consultant’s obligations under this Section 5(c) shall be in addition to, not in substitution for, any common law fiduciary duties the Consultant has to the Company regarding Confidential Information acquired both before and during the Term.
          (d) Intellectual Property. The Consultant shall communicate to the Company full information concerning all inventions, improvements, discoveries, formulas, processes, systems of organization, management procedures, software or computer applications (hereinafter, collectively, “Intellectual Property”) made or conceived by him either solely or jointly with others, whether or not perfected during the Term and which shall be within the existing or contemplated scope of the Business. The Consultant will assist the Company and its nominees in every way at the Company’s expense in obtaining patents for such Intellectual Property as may be patentable in any and all countries and the Consultant will execute all papers the Company may desire and assignments thereof to the Company or its nominees and said Intellectual Property shall be and remain the property of the Company and its nominees, if any, whether patented or not or assigned or not.

          (e) Survival of Covenants. In the event of a termination or expiration of this Agreement, the covenants and agreements contained in this Section 5 and in Sections 4(b), 6 and 9 shall survive, shall continue thereafter, and shall not expire unless and except as expressly set forth in such Section.
          (f) Remedies. The parties to this Agreement agree that (i) if either the Consultant or any Controlled Entity breaches any provision of this Section 5, the damage to the Company and its affiliates will be substantial, although difficult to ascertain, and money damages will not afford an adequate remedy, and (ii) if either the Consultant or any Controlled Entity is in breach of this Agreement, or threatens a breach of this Agreement, the Company shall be entitled in its own right and/or on behalf of one or more of its affiliates, in addition to all other rights and remedies as may be available at law or in equity, to (A) obtain injunctive and other equitable relief to prevent or restrain a breach of this Agreement and (B) require the Consultant or any Controlled Entity to pay damages as the result of any transactions constituting a breach hereof.
     6. Indemnification. Each party hereto agrees to defend, indemnify and hold the other harmless from all liabilities, losses, damages, claims, suits, costs and expenses (including court costs and reasonable attorney’s fees) including, without limitation, injury to any person or damage to any property, arising out of the indemnifying party’s breach of or failure to perform any of its representations, warranties, covenants, agreements or undertakings under this Agreement.
     7. Prior Agreement. The Company and the Consultant acknowledge that the “Term” of the prior Employment Agreement (dated as of May 13, 1993 and as amended by Amendment No. 1 on September 26, 1996) will end August 1, and that the Consultant continues to be bound by the post-termination obligations set forth in “Section 10” of such prior Employment Agreement. Furthermore, as additional consideration for entering this Agreement, the Consultant agrees to execute and be bound by the release of all claims set forth in the attached Schedule B. In the event that the Consultant fails to execute such Schedule B, or revokes Schedule B according to its terms, then this Agreement shall be null and void in its entirety.
     8. Notices. Any notice, report, demand, waiver, consent and other communication required or permitted under this Agreement must be in writing and must be (i) personally delivered, (ii) mailed by registered or certified first class mail, prepaid with return receipt requested, or (iii) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated:
(a) If to the Consultant:
J. Ronald Hansen
9295 Fargo Road
Stafford, New York 14143
(b) If to the Company:
Graham Corporation
20 Florence Avenue
Batavia, New York 14020
Attention: James R. Lines, President and CEO
With a copy to:
Daniel R. Kinel, Esq.
Harter, Secrest & Emery LLP
1600 Bausch and Lomb Place
Rochester, New York 14604

          (c) Either party may specify in writing, in the manner prescribed above, another address to which subsequent notice to such party shall be given. Any notice under this Agreement will be deemed to have been given (i) on the date such notice is personally delivered, (ii) three (3) days after the date of mailing if sent by certified or registered mail, or (iii) the next succeeding business day after the date such notice is delivered to the overnight courier service if sent by overnight courier.
     9. Miscellaneous.
          (a) Independent Contractors. The Company and the Consultant are independent contractors with respect to the rights and obligations created by this Agreement, and nothing herein shall be construed to create any agency, joint venture, partnership or other similar relationship. In addition, nothing herein shall be construed to authorize either party to represent or commit the other party in negotiations or transactions with third parties. The Company shall neither have nor exercise control over the methods by which the Consultant performs services under this Agreement. Any individual performing any service or operation pursuant to this Agreement shall be subject exclusively to the direction and control of the Consultant. As an independent contractor, the Consultant agrees and understands that he and his agents are not entitled to any other benefits and privileges established for the Company’s employees, such as retirement benefits (including pension and/or 401(k) benefits), life, accident, disability or health insurance benefits (except as specifically set forth on Schedule A), vacation and sick leave with pay, paid holidays, or severance pay upon termination of this Agreement for any reason, and the Consultant hereby expressly waives any right to any such benefits.
          (b) Non-Exclusive Agreement. Except as limited in Section 5, nothing contained in this Agreement shall limit the Consultant’s ability to enter into any agreement to provide consulting services to any outside party.
          (c) Effect of Agreement. This Agreement sets forth the entire understanding of the parties, and except as expressly set forth herein supersedes any and all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.
          (d) Amendment and Waiver. This Agreement may be amended only by a writing executed by both of the parties hereto. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

          (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.
          (f) Venue. Any action or proceeding brought by either party against the other arising out of or related to this Agreement shall be brought only in a state court of competent jurisdiction located in the County of Monroe, State of New York or the Federal District Court for the Western District of New York located in Monroe County, New York and the parties hereby consent to the personal jurisdiction of said courts..
          (g) Remedies Cumulative. The remedies granted in this Agreement are cumulative and in addition to any other remedies to which the parties may be entitled arising from any violation, default or breach of this Agreement.
          (h) Assignment. No party shall assign or attempt to assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.
          (i) Binding Effect. Subject to the provisions of Section 9(h) above, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement creates no rights of any nature in any person not a party hereto.
          (j) Savings Clause. If any provision of this Agreement is found, by a court or administrative body of competent jurisdiction, to violate any applicable federal, state or local law or regulation, then such provision of this Agreement shall be null and void. All other provisions of this Agreement unaffected by such finding shall remain in full force and effect.
          (k) Headings. The headings used in this Agreement are for convenience of reference only and do not form a part hereof and shall not be used in any way to modify, interpret or construe the intent of the parties.
          (l) Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, and all of which together shall constitute the same instrument.
     IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as conclusive evidence of their acceptance of the terms and conditions set forth herein.
GRAHAM CORPORATION

By:	/s/ James R. Lines	/s/ J. Ronald Hansen

	James R. Lines	J. Ronald Hansen
President and CEO

	7/9/08	7/8/08

Date		Date

SCHEDULE A
          For each month during the Term, the Company agrees to pay the Consultant the following compensation in consideration for the Consultant’s performance of the Services:
1.	A retainer in the amount of Thirteen Thousand Five Hundred and Twenty Dollars ($13,520);

2.	Reimbursement of all out-of-pocket expenses (other than commuting expenses from the Consultant’s residence in Stafford, New York to 20 Florence Avenue, Batavia, New York; it being understood that commuting expenses incurred by Consultant to locations other than 20 Florence Avenue, Batavia, New York shall be reimbursed) incurred in the course of the performance by Consultant of the Services, provided that such expenses are incurred and documented in accordance with the Company’s policies regarding reimbursement of expenses;

3.	A payment equal to 4/12 of the cash bonus Consultant would have been eligible to receive if the Consultant remained employed by the Company on a full-time basis through March 31, 2009, which payment shall be made by the Company to the Consultant in May 2009.

4.	Reimbursement of the Consultant’s COBRA premiums incurred during the Term.

5.	The Consultant will be covered under the Company’s self-insured dental plan during the Term.
          In addition, at the conclusion of the Term, Consultant shall be entitled to retain the Company’s laptop computer used by him during the Term, provided that such Computer shall first be provided to the Company’s IT department for removal of all Company proprietary and confidential information.
          The payments described above shall be rendered without deduction for taxes, costs or expenses incurred in connection with Consultant’s performance of the Services.

SCHEDULE B
     I, J. Ronald Hansen, am signing this General Release and Waiver (the “General Release”) in consideration for the benefits provided to me under the foregoing Professional Consulting Agreement.
     I agree that in exchange for the consideration provided in the Professional Consulting Agreement, I hereby forever release and discharge Graham Corporation (the “Company”) and any and all related subsidiaries, divisions, affiliated entities, successors, and assigns, and any and all of its and/or their past and/or present owners, officers, directors, employees, stockholders, insurers, attorneys and agents (collectively, the “Releasees”), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which I ever had, now have or may have against the Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter occurring up to and including the date of this General Release.
     Without limiting the generality of the foregoing, this General Release is intended to and shall release the Releasees from any and all claims, whether known or unknown, which I ever had, now have, or may have against the Releasees, with respect to my employment with the Company, the terms and conditions of such employment, and/or the termination thereof, and any other claims, demands, actions, causes of action, damages, and costs of or growing out of known or unknown claims, including but not limited to: (i) any and all claims under the New York Human Rights Law; (ii) any and all claims under Title VII of the Civil Rights Act of 1964; (iii) any and all claims under the Americans with Disabilities Act (ADA”); (iv) any and all claims under the Age Discrimination in Employment Act (ADEA); (v) any other claim based on any federal, state, or local law, ordinance, or regulation (whether statutory or decisional); and (vi) any and all claims for attorneys’ fees, costs, disbursements, and/or the like.
     Nothing in this General Release shall be construed to constitute a waiver of (i) any claims I may have against the Company that arise from acts or omissions that occur after the date that I sign this General Release, (ii) my right to participate in any administrative or court investigation, hearing or proceeding, or (iii) any claims that I cannot waive as a matter of law, including any claim under the New York Workers Compensation Law. I agree, however, to waive and release any right to receive any individual remedy or to recover any monetary damages as a result of any administrative charge, proceeding or lawsuit brought by me or on my behalf.
     By signing this General Release, I hereby acknowledge that the consideration provided in the Professional Consulting Agreement exceeds any benefit or other thing of value to which I am otherwise entitled under any policy, plan, or procedure of the Company or pursuant to any agreement or contract with the Company.
     I have read this General Release in its entirety, I understand all of its terms and conditions, and I knowingly and voluntarily agree to all the terms and conditions contained herein. I agree that I am voluntarily signing this General Release, that I have not been pressured into agreeing to its terms and that I have enough information to decide whether to sign this General Release.

     I understand and agree that if, for any reason, I believe that this General Release is not entirely voluntary, or if I believe that I do not have enough information, then I should not sign this General Release.
     I acknowledge that I am hereby advised to consult my personal attorney about this General Release.
     I understand that I have up to 21 calendar days from the date that I receive this General Release, or until July 29, 2008, to accept the terms of this General Release and return it to the Company. I understand that I may accept and return the General Release at any time within those 21 days, but I am not required to do so and I may take the entire 21-day period. After I have accepted this General Release, I will still have an additional seven (7) calendar days in which to revoke my acceptance. Any revocation of this Agreement must be in writing and must be sent to the Company, by certified mail, return receipt requested, within seven (7) calendar days after the date that I sign this General Release. If I do not so revoke this General Release, then it will be effective on the 8th day after the date of my signature, and I may not thereafter revoke it.

/s/ J. Ronald Hansen
J. Ronald Hansen